Exhibit 15.1

普华永道中天会计师事务所有限公司 北京分所 26/F Office Tower A Beijing Fortune Plaza 7 Dongsanhuan Zhong Road Chaoyang District Beijing 100020, PRC Telephone +86 (10) 6533 8888 Facsimile +86 (10) 6533 8800 pwccn.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-177810) of Phoenix New Media Limited of our report dated April 26, 2013 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, the People’s Republic of China

April 26, 2013